UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	☑

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only(as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

CONSUMERS BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CONSUMERS BANCORP, INC.

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 27, 2022

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Consumers Bancorp, Inc. will be held at Hartville Kitchen, 1015 Edison Street NW, Hartville, Ohio, on Thursday, October 27, 2022, at 12:00 p.m. (local time), for the following purposes:

1.	To elect three Class I directors to serve a three-year term until the Annual Meeting of Shareholders in 2025 or until their successors are elected and qualified;

2.	To adopt the Amended and Restated Consumers Bancorp 2010 Omnibus Incentive Plan;

3.	Advisory resolution to approve, on a non-binding basis, the compensation of the Company’s named executive officers as described in this proxy statement;

4.	To ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2023; and

5.	For the transaction of any other business that may properly come before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on September 7, 2022 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy card in the envelope provided or authorize your proxy electronically over the Internet as promptly as possible. Please refer to the proxy card enclosed for information on authorizing your proxy electronically. If you attend the meeting and so desire, you may withdraw your proxy by giving a written notice of revocation and vote in person.

By Order of the Board of Directors

Laurie L. McClellan
Chairman

Minerva, Ohio

September 15, 2022

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on October 27, 2022

The proxy statement and annual report are available

at www.envisionreports.com/CBKM.

CONSUMERS BANCORP, INC.

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 27, 2022

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Consumers Bancorp, Inc. (the Company, Consumers or Consumers Bancorp) for use at the Annual Meeting of Shareholders (the Annual Meeting) to be held at Hartville Kitchen, 1015 Edison Street NW, Hartville, Ohio, on Thursday, October 27, 2022, at 12:00 p.m. local time. The Company is requesting that attendees follow social distancing protocols and any guidelines issued by the Centers for Disease Control and Prevention (CDC) that are in place at the time of the meeting.

This Proxy Statement and the accompanying proxy are first being mailed to shareholders of record on or about September 22, 2022. It is contemplated that solicitation of proxies generally will be by mail. However, officers or employees of Consumers Bancorp or Consumers National Bank, a wholly-owned subsidiary of Consumers Bancorp, may also solicit proxies by electronic media without additional compensation. Consumers Bancorp will pay the costs associated with the solicitation of proxies.

Shareholders of record at the close of business on September 7, 2022 are entitled to notice of and to vote at the Annual Meeting. As of September 7, 2022, 3,056,674 Consumers Bancorp common shares, no par value, were outstanding. Each shareholder will be entitled to one vote for each common share beneficially owned on all matters that come before the Annual Meeting.

Proxies solicited by the Board of Directors will be voted in accordance with the instructions given, unless revoked. Where no instructions are provided, all properly executed proxies will be voted (1) for the election to the Board of Directors of all director nominees named in this Proxy Statement; (2) for the adoption of the Amended and Restated Consumers Bancorp 2010 Omnibus Incentive Plan; (3) for the adoption of the advisory resolution to approve the compensation of the Company’s named executive officers; (4) for the ratification of the appointment of Plante & Moran, PLLC as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2023; and (5) at the discretion of the holders of the proxies, on such other business that may properly come before the meeting or any adjournment thereof.

The shareholders present or by proxy shall constitute a quorum. The three nominees receiving the highest number of votes cast, including votes cast cumulatively, shall be elected Directors. Abstentions will be counted in establishing the quorum and will be counted as voting on the affected proposal. Broker non-votes will be counted for purposes of establishing a quorum but will not be counted as voting. A proxy may be revoked at any time before it is voted by providing written notice to Consumers Bancorp, by submitting a later dated proxy or by voting at the Annual Meeting. Any written notice revoking a proxy should be sent to Ms. Renee Wood, Secretary, Consumers Bancorp, Inc., P.O. Box 256, Minerva, Ohio 44657.

PROPOSAL 1

ELECTION OF DIRECTORS

Election of Directors

The Board of Directors, acting through the Corporate Governance/Nominating Committee, is responsible for identifying and evaluating candidates for Board membership. Generally, the directors in each class are elected to serve staggered three-year terms so that the term of office of one class of directors expires at each annual meeting. Currently, the Board consists of ten members with three directors in Class I with terms expiring in 2022, four directors in Class II with terms expiring in 2023, and three directors in Class III with terms expiring in 2024.

The term of office of current Class I directors John W. Parkinson, Frank L. Paden, and Michael A. Wheeler will expire at the annual meeting on October 27, 2022. John W. Parkinson, Frank L. Paden, and Michael A. Wheeler, constitute the Class I nominees to be elected to serve until the 2025 annual meeting or until their successors are elected and qualified. Additional information concerning the nominees for director, the directors and executive officers of Consumers Bancorp is provided in the following pages.

The common shares represented by the accompanying proxy will be voted for the election of the nominees to serve as directors unless contrary instructions are indicated on the proxy card. The nominees for director receiving the greatest number of “for” votes will be elected as directors. If the election of directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment, unless authority to vote for any or all nominees is withheld.

If one or more of the nominees should at the time of the Annual Meeting be unavailable or unable to serve as a director, the common shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.

The Board of Directors recommends that the shareholders vote “FOR”

the election of the nominees for Class I directors.

DIRECTORS AND EXECUTIVE OFFICERS

Director Nominees for Election at the Annual Meeting

Class I Directors – Term ending in 2022

John W. Parkinson (age 57), formerly a member of Peoples Bancorp of Mt. Pleasant, Inc. board of directors, was appointed to serve as a Director of Consumers Bancorp, Inc. and Consumers National Bank on January 1, 2020. He is an independent member of the Audit Committee, the Risk & Technology Committee, and the Asset/Liability Committee. Mr. Parkinson is President, Chief Compliance Officer of Appalachian Capital Management Ltd., a firm he founded in 1990, which provides money management for individuals, trusts, non-profits, and corporations. He has a Bachelor of Science degree from The Ohio State University and is a Certified Financial Planner. Mr. Parkinson served as a member of Peoples Bancorp of Mt. Pleasant, Inc. and The Peoples National Bank of Mount Pleasant board of directors since 2005 prior to joining Consumers boards in 2020.

Frank L. Paden (age 71) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since July 2013. He is an independent member of the Executive Committee, Loan Committee, and Chairman of the Audit and Compensation Committees. Mr. Paden formerly served in several executive positions at Farmers National Bank of Canfield for 38 years and brings extensive financial expertise to the Board of Directors. Mr. Paden served as President and Chief Executive Officer at Farmers National Bank of Canfield from 1996 until he was appointed Executive Chairman of the Board in 2010. Mr. Paden served as Executive Chairman until September 2011, at which time he retired. He is also Treasurer for the Board of the Mahoning County Agriculture Society’s Canfield Fair, serves as a Trustee with the Circle of Friends Foundation and as Vice President of the Children’s Circle of Friends.

Michael A. Wheeler (age 39) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since March 2021. He is an independent member of the Asset/Liability Committee, Compensation Committee, and the Risk & Technology Committee. Mr. Wheeler serves as President and Chief Legal Officer of Patriot Software, a Canton Ohio based payroll and accounting software firm. At Patriot Software for 16 years, Mr. Wheeler handles most business, legal, and financial aspects of the company. He is a graduate of the University of Mount Union and the University of Akron School of Law. He also serves on the boards and advisory committee of several community organizations.

Members of the Board of Directors Continuing in Office

Class II Directors – Term ending in 2023

Bradley Goris (age 68) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since January 2011. Mr. Goris is an independent member of the Compensation Committee and the chairman of the Corporate Governance/Nominating and Risk & Technology Committees. He is a retired agent of the Goris-Meadows Insurance Agency in Alliance, Ohio, and past Vice-President of the A.A. Hammersmith Insurance Agency in Massillon, Ohio. He is currently the managing member of Goris Properties, LLC, a family real estate development and management firm in Alliance. Mr. Goris’ experience and commitment to local service and nonprofit organizations supports Consumers National Bank’s community bank philosophy.

Laurie L. McClellan (age 69) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since October 1987 and as Chairman of the Boards since March 1998. Ms. McClellan is a member of the Executive Committee and the Loan Committee. Prior to her retirement effective October 1, 2018, Ms. McClellan performed internal corporate duties with an emphasis on investor and community relations and was named the Director of Shareholder Relations for Consumers Bancorp, Inc. in 2011. Prior to becoming Chairman, she served as Corporate Secretary and Vice Chairman of the Boards. Ms. McClellan was the Manager of the Romain Fry Investment Company, LLC and serves on various community and nonprofit advisory boards. She has 35 years of experience in community banking with an extensive knowledge of the Company’s history and operations and has a strong understanding of banking regulation and compliance.

Harry W. Schmuck, Jr. (age 73) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since November 2005. Mr. Schmuck is an independent member of the Audit Committee, the Corporate Governance/Nominating Committee, the Executive Committee and Chairman of the Loan Committee. He is the Operations Manager of Schmuck Partnership, an agricultural business, working in the business since 1970, and a Farm Sales Associate of Russ Kiko & Associates, Inc. Mr. Schmuck brings experience in agricultural products and livestock sales and valuation. He is responsible for guiding the Schmuck Partnership in investment decisions and has a firm understanding of management, operations, and marketing. He has served on various community agencies and boards. His knowledge in agriculture has benefited the Loan Committee in analyzing farm credits since joining the Board in 2005.

Shawna L’Italien (age 51) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since March 2021. Ms. L’Italien is an independent member of the Audit Committee, Compensation Committee, and the Corporate Governance/Nominating Committee. She is partner in the Salem office of the law firm of Harrington, Hoppe, and Mitchell, Ltd and serves on the firm’s Management Committee. Practicing law since 1996, she focuses her practice on business organization, commercial and real estate transactions, succession planning, elder law, and estate planning. She is a graduate of the University of Mount Union and the Ohio State University Moritz College of Law. She serves on the boards of various community organizations.

Class III Directors – Term ending in 2024

John P. Furey (age 70) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since August 1995 and was appointed Vice Chairman of the Board in June 2015. Mr. Furey is an independent member of the Compensation Committee, Loan Committee and serves as the Chairman of the Executive Committee. In June 2018, Mr. Furey retired as the Corporate President of Furey’s Wheel World, Inc., located in Malvern, Ohio, an automotive retail sales business. He is a Licensed Pilot, Certified Flight Instructor and Aircraft Builder. During his career in the automotive industry, he served on several automotive and finance advisory boards and has a strong management background with extensive knowledge in automotive sales, marketing, financing, and customer service. Over his 27-year history as a director of Consumers, Mr. Furey has served on various standing and ad hoc committees and has developed a strong background in community banking.

Richard T. Kiko, Jr. (age 56) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since January 2015. Mr. Kiko is an independent member of the Asset/Liability Committee, the Corporate Governance/Nominating Committee, and the Risk & Technology Committee. He is currently a director on the Board of Coletta Holdings Inc., which includes the following holdings: Russ Kiko Associates Inc., Richard T. Kiko Agency, Inc. and Kiko Auctioneers & Realtors, Canton, Ohio. Mr. Kiko is also the President of Futuregen LLC, a private finance company. Prior to joining the family business, Mr. Kiko was a Director and Vice President of Foodservice & Industrial Business for Eagle Family Foods, Inc. He brings a broad range of experience in sales, marketing, logistics, manufacturing, finance, and general management to the Board of Directors. As a third-generation auctioneer and realtor, Mr. Kiko specializes in working with large clients, land, commercial real estate, and mineral rights, which has benefited Consumers and broadened the expertise of the Board.

Ralph J. Lober II (age 55) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since 2008. Mr. Lober is currently the President and Chief Executive Officer, first joining the Company in 2007 as Executive Vice President and Chief Operating Officer. Mr. Lober was promoted to President and was appointed to Consumers National Bank’s Board of Directors in January 2008. Mr. Lober is currently a member of the Loan Committee and serves as the Chairman of the Asset/Liability Committee. Having served as Executive Vice President and Chief Financial Officer at Morgan Bank National Association from 1999 until May of 2007, Mr. Lober has a strong background in finance, funds management and operations. Mr. Lober is a certified public accountant licensed in Ohio and Pennsylvania and a graduate of the Graduate School of Banking at The University of Wisconsin-Madison. He serves on the board of the Habitat for Humanity - East Central Ohio.

THE BOARD OF DIRECTORS AND

ITS COMMITTEES

The Board of Directors conducts its business through meetings of the Board and its committees. Currently, each member of the Board of Directors of Consumers Bancorp also serves as a member of the Board of Directors of Consumers National Bank. Consumers Bancorp held 12 Board meetings and Consumers National Bank held 13 Board meetings during fiscal year 2022. All directors attended at least 75% of the total number of meetings of the Board of Directors and meetings held by all committees of the Board on which they served during fiscal year 2022. The Company has determined that all directors, except Mr. Lober, are “independent” directors under the listing standards of the NASDAQ Stock Market Marketplace Rules and qualify as “non-employee directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Although the Company does not have a formal policy with respect to Board member attendance at the annual meeting of shareholders, each member is encouraged to attend. All Board members attended the 2021 Annual Meeting of Shareholders.

Consumers Bancorp has an Asset/Liability Committee, Audit Committee, Compensation Committee, Corporate Governance/Nominating Committee, Executive Committee, Loan Committee and Risk & Technology Committee, each of which serves in dual capacity as a committee of Consumers Bancorp and Consumers National Bank.

The Asset/Liability Committee is comprised of Mr. Kiko, Mr. Parkinson, Mr. Wheeler, and Mr. Lober, who serves as chairman. The Asset/Liability Committee is primarily responsible for ensuring both Consumers Bancorp and Consumers National Bank have adequate investment and funds management policies. The committee makes recommendations relative to the strategic direction of the Company and establishes key benchmarks relative to performance. The Asset/Liability Committee is also responsible for establishing procedures for monitoring the management of the investment portfolio and Consumers National Bank’s liquidity, capital, and interest rate risk position. During fiscal year 2022, the Asset/Liability Committee met four times.

The Audit Committee is comprised of Ms. L’Italien, Mr. Parkinson, Mr. Schmuck, and Mr. Paden, who served as chairman. The primary function of the Audit Committee includes the review and oversight of the financial reporting process, internal control environment and the risk management process, including enterprise risk management. Also, the Audit Committee provides oversight of all internal and external audit functions and the approval and engagement of the Company’s independent auditors and loan review consultants. The Audit Committee Charter is available on the Company’s website at www.consumers.bank. The Board of Directors of Consumers Bancorp has determined that each member of the Audit Committee meets the independence standards of the NASDAQ Stock Market Marketplace Rules and qualifies as “non-employee directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. In addition, the Board has determined that Mr. Paden satisfies the requirements of a “financial expert” as defined by the applicable Security and Exchange Commission rules and regulations. The Report of the Audit Committee is on page 23 of this Proxy Statement. During fiscal year 2022, the Audit Committee met four times.

The Compensation Committee reviews overall bank compensation policies and executive management compensation. This committee is comprised of Mr. Furey, Mr. Goris, Ms. L’Italien, Mr. Wheeler, and Mr. Paden, who serves as chairman. The Board of Directors of Consumers Bancorp has determined that each member of the Compensation Committee meets the independence standards of the NASDAQ Stock Market Marketplace Rules and qualifies as “non-employee directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Our compensation philosophy and objectives are described in the Compensation Discussion and Analysis section of this Proxy Statement. During fiscal year 2022, the Compensation Committee met four times. The Compensation Committee Charter is available on the Company’s website at www.consumers.bank.

The Executive Committee reviews and monitors the organizational goals, strategic planning process, and any merger and acquisition opportunities. In addition, all major functions are subject to the review and approval of the Executive Committee, including, but not limited to, new initiatives, new products, services, key vendor relationships, key insurance policies and significant legal matters. The committee also reviews various executive and interim Board matters as outlined by its charter. This committee is comprised of Mr. Schmuck, Ms. McClellan, Mr. Paden, and Mr. Furey, who serves as the chairman. During fiscal year 2022, the Executive Committee met three times.

The Loan Committee is comprised of Mr. Furey, Mr. Lober, Ms. McClellan, Mr. Paden, and Mr. Schmuck, who serves as chairman. The Loan Committee reviews the lending policies and monitors the Loan Administration’s compliance with such policies, ensures that management’s handling of credit risk complies with Board decisions about acceptable levels of risk, ensures management follows appropriate procedures to recognize adverse trends, takes any needed corrective actions and maintains an adequate allowance for loan and lease losses. The Loan Committee is also responsible for approving loans that exceed the Internal Loan Committee’s lending authority. During fiscal year 2022, the Loan Committee met 27 times.

The Corporate Governance/Nominating Committee is responsible for the selection of individuals for nomination or re-election to the Board of Directors, making independent recommendations to the Board of Directors as to best practices for Board governance and conducting an evaluation of Board performance. The Corporate Governance/Nominating Committee is comprised of Mr. Kiko, Ms. L’Italien, Mr. Schmuck, and Mr. Goris who serves as chairman. The Board of Directors determined that each member of the Corporate Governance/Nominating Committee meets the independence standards of the NASDAQ Stock Market Marketplace Rules. During fiscal year 2022, the Corporate Governance/Nominating Committee met three times.

Under the terms of the Corporate Governance/Nominating Committee Charter, the committee is responsible for developing and implementing a process and guidelines for the selection of individuals for nomination to the Board of Directors and considering incumbent directors for nomination for re-election. The Corporate Governance/Nominating Committee will consider candidates for director who are recommended by shareholders in accordance with the Company’s Amended and Restated Regulations and the Board Addition/Replacement Procedures found in the Board and Management Succession Policy. As part of its considerations, the Corporate Governance/Nominating Committee places value on having directors with experiences and expertise that are diverse from other Board members. Candidates must be individuals with a good reputation who demonstrate civic character, business success and community involvement. They must be willing to commit their time to Board and committee meetings, keep apprised of banking issues and complete continuing education courses. The Corporate Governance/Nominating committee is responsible for the selection of the final slate of nominees for election to the Board of Directors. Those nominees recommended by the Committee are then submitted to the Board of Directors for approval. The Corporate Governance/Nominating Committee Charter is available on the Company’s website at www.consumers.bank.

A separate Risk & Technology Committee was established during fiscal year 2021 and is responsible for the oversight of the Company’s information technology program and risk management process, including Enterprise Risk Management. The Committee shall approve and recommend to the Board of Directors the Company’s risk management framework, including risk, policies, processes, and procedures. Also, the Committee oversees the Information Security Program, key system selection and performance evaluation, vendor management and the business resumption planning process. The Risk & Technology committee is comprised of Mr. Kiko, Mr. Parkinson, Mr. Wheeler, and Mr. Goris, who serves as the chairman. During fiscal year 2022, the Risk & Technology Committee met four times.

Shareholders desiring to nominate a candidate for election as a director at the 2023 Annual Meeting of Shareholders, other than for inclusion in Consumers Bancorp’s proxy statement and form of proxy, must deliver written notice to the Secretary of Consumers Bancorp, at its executive offices, 614 East Lincoln Way, Minerva, Ohio 44657, not later than August 8, 2023, or such nomination will be untimely. Consumers Bancorp reserves the right to exercise discretionary voting authority on the nomination if a shareholder has failed to submit the nomination by August 8, 2023, or if the candidate does not meet the criteria set forth in the Company’s Amended and Restated Regulations.

Board Leadership Structure; Role in Risk Oversight

In accordance with our regulations, the Board elects our Chairman and Chief Executive Officer, or CEO, and both positions may be held by the same person or may be held by different people. Currently the offices of Chairman and CEO are separated. The Board believes the separation of offices of the Chairman and CEO is appropriate at this time as it allows our CEO to focus primarily on management and operating responsibilities.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks, and others, such as the impact of competition. Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the broad oversight of risk and the establishment of risk tolerances. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as intended.

Insider Trading Policy and Anti-hedging

Under our Insider Trading Policy, each executive officer and director of the Company is prohibited from buying or selling our securities when he or she is aware of material, non-public information about the Company, or information about other public companies which he or she learns as our executive officer or director. These individuals are also prohibited from providing such information to others. In addition, this policy prohibits executive officers and directors from purchasing Company common stock on margin, engaging in short sales, or buying or selling derivative securities.

Director Compensation

Board of Director compensation differs from the compensation programs offered to executives and employees of the Company. To focus on a pay for time and expertise, the compensation for the Board of Directors is limited to a set fee for service (retainer and meeting fees) and equity compensation (stock or restricted stock units). The overall philosophy is to compensate the Board of Directors at the market median (50th percentile) of comparable financial institutions within the region of similar asset size. To provide the proper mix of compensation elements to meet the needs of the Board of Directors, the following elements will be included to compensate directors for their time and expertise: retainer, meeting fees, and committee fees. Additionally, the Company will grant the directors equity compensation to ensure the directors are shareholders and are financially linked to the shareholders they represent. The Compensation Committee annually reviews and recommends to the Board of Directors the proposed director fees after consideration of information from peer surveys, past compensation practices and the Company’s performance. The Board is responsible for approving the fees for attending Board meetings and committee meetings. The Board believes the fees are competitive with the fees paid by other peer banks of a comparable size and will ensure the Company attracts and retains qualified Board members. A peer group analysis was completed during fiscal year 2021 by Blanchard Consulting Group that was used to establish the annual retainer, board meeting compensation and the committee meeting fees.

Fees Paid in Cash

Non-employee directors receive an annual retainer and are compensated for each Consumers National Bank Board of Directors meeting and each committee meeting they attend. Effective January 1, 2022, the retainer for each non-employee director was increased to $20,000 per year and the compensation for attendance at a Board of Directors meeting remained the same at $1,000 per meeting. The Chairman of the Board receives an additional $10,000 and the Vice Chairman received an additional $2,000 per year for serving in those capacities. The following table details the fees paid to each non-employee director for attendance at committee meetings:

	Asset/ Liability		Audit	Compensation	Corporate Governance/ Nominating	Executive	Loan	Risk & Technology
Committee Chair	$	*	$300	$200	$200	$300	$200	$300
Committee Member		$100	$200	$100	$100	$200	$100	$200

* Denotes committee chaired by an employee of the Company

Equity Compensation

Under the 2010 Omnibus Incentive Plan, Stock Awards may be granted to all directors if certain specified performance targets as established by the Compensation Committee are achieved. The Compensation Committee selected return on average equity and median stock price to tangible book value of OTC traded institutions as the Company’s performance targets and stock grants associated with meeting the performance targets for fiscal year 2021 were awarded with the issuance of the Company’s financial statements on September 16, 2021. The total value of stock granted to all non-employee directors, as determined by the Compensation Committee, was equal to 40% of the total cash fees earned by the directors during fiscal year 2021, or $12,232 per director who was on the Board for the whole fiscal year and $3,058 per director who joined the Board in March 2021.

Mr. Lober is an employee of Consumers National Bank and received no additional compensation for his service as a director. Effective October 1, 2018, Ms. McClellan retired from her internal corporate duties as the Director of Shareholder Relations but continued her responsibilities as Chairman of the Board of Directors.

The following table summarizes the compensation earned by or awarded to each non-employee director who served on the Board during fiscal year 2022. The compensation received by Mr. Lober is shown in the “Summary Compensation Table” which is included under the “Executive Officers” section in the following pages.

Name	Fees earned or paid in cash ($)	Stock Awards ($) (1)	Total ($)
John P. Furey	$35,650	$12,232	$47,882
Bradley Goris	32,050	12,232	44,282
Shawna L’Italien	31,150	3,058	34,208
Richard T. Kiko, Jr.	30,650	12,232	42,882
Laurie L. McClellan	43,050	12,232	55,282
Frank L. Paden	35,050	12,232	47,282
John W. Parkinson	31,650	12,232	43,882
Harry W. Schmuck, Jr.	36,650	12,232	48,882
Michael A. Wheeler	30,350	3,058	33,408

(1)

The amounts reported in this column represent the grant date value of the stock awards granted during fiscal year 2022. Each Director who was on the Board for a whole year received a stock award of 556 shares on September 16, 2021. Mr. Wheeler and Ms. L’Italien received a pro-rated stock award of 139 shares.

For fiscal year 2023, the retainer, board meeting fee, committee meeting fees and the additional compensation paid to the Chairman of the Board and the Vice Chairman are expected to remain the same. Stock awards will be made to all directors and executive officers in October 2022 since the Company’s performance targets of return on average equity and median stock price to tangible book value of over-the-counter (OTC) traded institutions for fiscal year 2022 were met. The value of stock granted to each non-employee director will be approximately $13,611 and the stock will vest on the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

Generally, under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of securities, such as common shares, if such person has or shares voting power or investment power in respect of such securities. In addition, a person is deemed to be the beneficial owner of a security if he or she has the right to acquire such voting or investment power over the security within sixty days, for example, through the exercise of a stock option. Information is provided below about each person known to the Company to be the beneficial owner equal to or more than 5% of the outstanding shares of the Company’s common stock as of June 30, 2022.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of June 30, 2022		Percent of Common Shares

Beese, Fulmer Investment Management, Inc. 200 Market Avenue South, Suite 1150 Canton, OH 44702	188,291	(1)	6.17%

(1)

Based on a Schedule 13G filing by Beese, Fulmer Investment Management, Inc. on February 1, 2022. Beese, Fulmer Investment Management, Inc., in its capacity as an investment adviser, reported that it may be deemed to beneficially own 188,291 shares held by its clients.

Security Ownership of Directors and Management

The following table shows the beneficial ownership of the Company’s common stock as of August 31, 2022 for each director and named executive officer of the Company and for all current directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Shares
John P. Furey	47,232	(1)	1.55%
Bradley Goris	12,963	(2)	*
Shawna L’Italien	2,642	(3)	*
Richard T. Kiko, Jr.	7,915	(4)	*
Ralph J. Lober II	46,672	(5)	1.53%
Laurie L. McClellan	143,247	(6)	4.69%
Frank L. Paden	6,727		*
John W. Parkinson	15,578	(7)	*
Harry W. Schmuck, Jr.	20,653	(8)	*
Michael A. Wheeler	1,639	(9)	*
Scott E. Dodds	10,812		*
Renee K. Wood	16,966	(10)
All directors and executive officers as a group (16 persons)	351,472		11.50%

*	Denotes less than one percent of outstanding shares.

(1)	Includes 31,393 shares owned by or jointly with family members or trusts.
(2)	Includes 11,832 shares owned jointly with family members.
(3)	Includes 2,500 shares owned jointly with family members.
(4)	Includes 5,242 shares owned in a trust.
(5)	Includes 30,369 shares owned jointly with family members.
(6)	Includes 134,508 shares owned by or jointly with family members and trusts.
(7)	Includes 5,700 shares owned by family members.
(8)	Includes 125 shares owned by family members.
(9)	Includes 1,500 shares jointly owned in a trust
(10)	Includes 9,272 shares owned jointly with family members.

Executive Officers Who Are Not Directors

The following information is provided with respect to each person who currently serves as an executive officer of the Company who does not serve as a director.

Kim Chuckalovchak (age 51) serves as Senior Vice President, Chief Information Officer, having been appointed to this position in November 2020. Ms. Chuckalovchak joined Consumers in July 2005 as a member of the information technology department and was promoted to Vice President, Information Technology Manager in January 2016. Prior to joining Consumers, Ms. Chuckalovchak served as Lotus Notes Developer for Emergency Medicine Physicians in Canton and has over 30 years of experience in Information Technology. She holds an associate degree from Stark State College in Computer Science. Ms. Chuckalovchak is currently a member of several Information Technology/Security organizations including FS-ISAC & InfraGard. She also holds two certifications from Secure Banking Solutions: Certified Banking Security Technology Professional and Certified Banking Security Executive.

Scott E. Dodds (age 60) serves as Executive Vice President and Senior Loan Officer, having been appointed to this position in March 2015. Mr. Dodds joined Consumers in November 2013 as Senior Vice President and Senior Lender. Prior to joining Consumers, Mr. Dodds served as Senior Vice President, Business Banking at FirstMerit Bank. He has served in various financial and banking positions, including: President for Weather Vane Capital, LLC, Senior Vice President, Ohio Legacy Bank, and Executive Vice President of Retail Banking for Unizan Bank, National Association. Mr. Dodds brings over 36 years of banking experience in the operations, sales, and business development areas of banking. Mr. Dodds is a graduate of the Stonier Graduate School of Banking and BAI Graduate school of Executive Bank Management.

Hillary Hudak (age 51) serves as Senior Vice President, Chief People Officer, having been appointed to this position in November 2019. Ms. Hudak joined Consumers in April 2015 as Vice President, Director of Human Resources. Prior to joining Consumers, Ms. Hudak served as Director of Human Resources for TTT Holdings, Inc. from 1999 to 2015. Ms. Hudak has over 25 years of human resources experience, she has a strong background in managing human resources, benefits, and compensation analysis, and supporting strategic initiatives for varying sized organizations and industries. Ms. Hudak has developed the bank’s corporate training, mentorship, and leadership development programs. Ms. Hudak carries both the SPHR and SCP human resources certifications, has a bachelor’s degree in Business Management from Walsh University, and attended the HR Module through the Graduate School of Banking in Madison, Wisconsin.

Suzanne Mikes (age 43) serves as Senior Vice President, Chief Credit Officer, having been appointed to this position in July 2017. Ms. Mikes joined Consumers in June 2017 as Vice President, Chief Credit Officer. Prior to joining Consumers, Ms. Mikes served as a Senior Credit Analyst, AVP for CFBank, National Association from 2011 to 2017 and has over 21 years of credit experience. She completed her undergraduate degree at Mount Union College in 2001 and her MBA at Kent State University in 2007. Ms. Mikes is actively involved in her community and currently is a member of University of Mount Union’s Business Advisory Council and on the board at The Green Community Improvement Corporation. Ms. Mikes is also a graduate of the Graduate School of Banking at The University of Wisconsin-Madison and has her credit risk certification from Risk Management Association.

Derek G. Williams (age 63) serves as Senior Vice President, Retail Operations and Sales, having been appointed to this position in March 2013. Mr. Williams previously served as Senior Vice President, Training and Sales Development Officer from July 2011 to March 2013. Prior to joining Consumers, Mr. Williams served as Vice President, Senior Business Banker for Huntington Bank and as Senior Vice President, Chief Deposit Officer at Ohio Legacy Bank. Mr. Williams is a graduate of the Bank Administration Institute (BAI) School, Retail Banking Management and has obtained a broad range of retail and commercial experience in his banking career that extends over 44 years.

Renee K. Wood (age 51) serves as Executive Vice President, Chief Financial Officer and Treasurer and was appointed as the Corporate Secretary in January 2022. Ms. Wood joined Consumers in January 2005 and was appointed the Chief Financial Officer and Treasurer in July 2005. Prior to joining Consumers, Ms. Wood served as Vice President, Controller of the Finance Department for Unizan Bank, National Association from 2002 to 2005. Her 28 years of banking experience includes senior or management level positions, primarily in the accounting or finance areas of banking. Ms. Wood is a graduate of the Graduate School of Banking at The University of Wisconsin-Madison.

PROPOSAL 2

ADOPTION OF CONSUMERS BANCORP AMENDED AND

RESTATED 2010 OMNIBUS INCENTIVE PLAN

The Board of Directors is requesting that shareholders approve the adoption of the Consumers Bancorp Amended and Restated 2010 Omnibus Incentive Plan (the “Plan”). The Plan is an amendment and restatement of the Consumers Bancorp 2010 Omnibus Incentive Plan (the “2010 Plan”), which was approved by the Company’s shareholders on October 27, 2010. On August 11, 2022, the Board adopted the Plan, subject to approval by the Company’s shareholders at the Annual Meeting. If the Plan is approved by shareholders, it will be effective retroactively to September 7, 2020 to correct for the inadvertent expiration of the 2010 Plan. Any awards approved by the Board after the expiration of the 2010 Plan but prior to adoption of the Plan that were intended to be subject to the terms of the 2010 Plan will continue pursuant to the terms of the 2010 Plan without any further action by the Company or the participants. If the Company’s shareholders do not approve the Plan, (i) the 2010 Plan will have terminated in accordance with its terms on September 7, 2020, (ii) no further awards will be granted pursuant to the terms of the 2010 Plan, (iii) any awards made under the 2010 Plan before its September 7, 2020 termination will continue in effect in accordance with their terms without any further action, and (iv) any awards of shares or restricted stock approved by the Board after the expiration of the 2010 Plan that were intended to be subject to the terms of the 2010 Plan will remain outstanding subject to an acknowledgement by the participants to modifications to their award agreements. Set forth below is a summary of the material features of the Plan, which is qualified in its entirety by reference to the Plan (attached to this Proxy Statement as Exhibit A).

The Plan is a continuation of the 2010 Plan without substantial changes. The key reasons for amending the Plan are to:

●

Increase the number of shares available for issuance under the Plan to 300,000. The 2010 Plan allowed for the issuance of 100,000 shares, 23,026 shares have been issued under the 2010 Plan, and 33,093 shares were granted by the Board with an intent that the awards be subject to the terms of the 2010 Plan. Therefore, if the Plan is approved, 243,881 total shares will remain available for issuance.

●	Set September 7, 2020 as the effective date of the Plan.

Purpose

The purpose of the Plan is to promote an alignment of interests between Consumers’ employees and directors, on the one hand, and Consumers’ shareholders, on the other hand, through the award of stock-based incentive compensation. The Plan is intended to attract and retain talented employees and directors to the Company, motivate such individuals by means of performance-related incentives to achieve longer-range performance goals, and enable such individuals to participate in the long-term growth and financial success of the Company. The Plan serves these purposes by making equity-based awards (“Awards”) available for grant, either singly or in combination, to eligible participants in the form of stock options (both nonqualified and incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance awards, and other stock-based awards.

Administration

The Board of Directors will determine the types of Awards the Company may grant in any fiscal year and the Plan will be administered by the Compensation Committee. The Compensation Committee will be comprised of at least two directors, each of whom will be a “non-employee” director (within the meaning of Rule 16b-3 under the Exchange Act). The Compensation Committee will select the participants in the Plan, determine the sizes of Awards and determine the terms and conditions of the awards. The Plan is designed to provide incentive compensation to key employees and non-employee directors in alignment with the interests of Consumers’ shareholders by motivating and rewarding actions that increase or create shareholder value. The Compensation Committee will determine the level of incentive compensation based on an evaluation of competitive factors in conjunction with the total compensation of Consumers’ key employees. Each Award will be evidenced by a written award agreement setting forth the applicable terms and provisions.

Eligibility

The Compensation Committee may grant awards to any employee of the Company and its affiliates, any prospective employee and non-employee directors of the Company and its affiliates under the Plan. As of June 30, 2022, there were nine non-employee directors of the Company and approximately 175 employees of the Company and its affiliates who are eligible to participate in the Plan.

Available Common Shares

The aggregate number of common shares available for issuance under the Plan will not exceed, at any time, 300,000 shares; and the aggregate number of shares available for issuance in any fiscal year shall not exceed 40,000. Common shares issued under the Plan may consist of treasury shares, authorized but unissued common shares not reserved for any other purpose or common shares purchased by us or on our behalf in the open market for such purpose. Upon the grant of an Award, we will reduce the number of common shares available for issuance under the Plan by an amount equal to the number of common shares subject to such Award.

In the event of any common share dividend, common share split, recapitalization, merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of common shares or any other change affecting the common shares, the Compensation Committee will make such substitutions and adjustments as it deems equitable and appropriate to (1) the number of common shares that may be issued under the Plan, (2) any common share-based limits imposed under the Plan and (3) the exercise price, number of common shares and other terms or limitations applicable to outstanding Awards.

Types of Awards

Stock Options. The Compensation Committee has the authority to grant Incentive Stock Options, Nonqualified Stock Options, or to grant both types of Options. The exercise price of any Option granted will be at least equal to the fair market value of Consumers’ common shares on the date of the grant. As a result, stock options reward the participant only if the price of Consumers’ stock increases after the date of the grant. The Compensation Committee will determine the term of the Option (which may not exceed ten years), the vesting terms and conditions and any other terms and conditions of the Option, all of which will be reflected in the related award agreement. The maximum number of shares with respect to which Incentive Stock Options may be granted under the Plan is 20,000. The maximum number of shares with respect to which Options may be granted to one participant in any fiscal year is 20,000. Upon exercise of an option, the participant must pay the full exercise price in cash, by tendering previously-acquired common shares, by a cashless exercise, or through any other method approved by the Compensation Committee.

Stock Appreciation Rights. Stock Appreciation Rights (“SARs”) entitle the participant to receive a payment based on the appreciation in the value of Consumers’ common shares. The amount payable to the participant will equal the appreciation in the fair market value of Consumers’ common shares from the grant date to the participant’s date of exercise of the SAR. The exercise price of any SAR will be at least equal to the fair market value of the common shares on the date the SAR is granted.  The Compensation Committee will also determine the term of the SAR (which may not exceed ten years), the vesting terms and conditions and any other terms and conditions of the SAR, all of which will be reflected in the related award agreement. The maximum number of shares with respect to which SARs may be granted to one participant in any fiscal year is 20,000. The Compensation Committee will determine whether a SAR will be settled in common shares, cash or a combination thereof.

Restricted Stock and Restricted Stock Units. Restricted stock programs promote immediate stock ownership and the forfeiture provisions can aid in the retention of key employees. Restricted stock consists of common shares that are issued to a participant but are subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions. The restrictions and forfeiture provisions lapse after the specified period of time and/or after the specified performance is achieved.

Restricted stock unit awards are a form of deferred compensation subject to the provisions of Section 409A and are nonforfeitable as certain corporate and/or individual performance targets are met. At the end of the restriction period, vested restricted stock unit awards are paid to the participant, either in Consumers’ stock, cash, or a combination thereof. The Compensation Committee will determine the terms, conditions and restrictions applicable to each Restricted Stock or Restricted Stock Units Award.

Performance-Based Awards. The Plan permits for the grant of Performance Awards in the form of cash or Consumers’ shares subject to the attainment of such performance criteria as the Compensation Committee may determine from time to time during a specified performance period. The maximum number of shares which may be awarded in respect of a single performance period is 20,000 shares, or in the event such Award is paid in cash, the equivalent cash value thereof.

Other Stock-Based Awards. The Plan permits for the grant of Other Stock-Based Awards in the form of Consumers stock, or denominated, payable or valued in whole or in part by reference to Consumers stock as deemed by the Compensation Committee to be consistent with the purposes of the Plan. The Compensation Committee will determine the terms, conditions, and restrictions applicable to each Other Stock-Based Award.

Amendment and Termination

The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof, but no amendment, alteration or discontinuation may impair the rights of a participant under an outstanding award without the participant’s consent. The Company will obtain shareholder approval of any Plan amendment (i) to the extent necessary or desirable to comply with applicable laws, (ii) if the amendment would materially increase the benefits accruing to participants and (iii) if the amendment would materially increase the number of securities issued under the Plan or materially modify the requirements for participation in the Plan. The Compensation Committee may amend the terms of any award, prospectively or retroactively, but no award amendment may impair a participant’s rights without his or her consent. Except in the case of certain permitted adjustments, the terms of outstanding awards may not be amended to reduce the exercise or grant price to less than the original exercise or grant price without shareholders’ approval.

Change in Control

Unless otherwise determined by the Compensation Committee at the time of granting an Award, in the event of a change of control, as defined in the Plan, all outstanding Awards will become fully exercisable and vested, as applicable, all restrictions will lapse, and all performance goals shall be deemed satisfied at target. However, to the extent any outstanding Award is converted, assumed or replaced by the resulting entity, (i) outstanding Awards with performance goals will be converted as if the target performance had been achieved, (ii) each Performance Award or Performance Compensation Award with service requirements shall continue to vest during the applicable period, and (iii) all other Awards shall continue to vest during the remaining period set forth in the award agreement. Also, to the extent any outstanding Award is converted, assumed or replaced by the resulting entity, if a participant’s service or employment is terminated without cause or for good reason (as defined in the Plan) during the two years following a change in control, then all outstanding Awards held by the participant shall become fully exercisable and vested, and all restrictions shall lapse.

Transferability

No Award may be sold, assigned, pledged, or otherwise transferred by a participant other than by will or the laws of descent and distribution.

Dodd-Frank Mandatory Executive Compensation Clawback

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that every public company adopt a policy whereby, in the event of a restatement, the company will recover from current and former executives any incentive-based compensation, for the three years preceding the restatement, that would not have been awarded under the restated financial statements. The individual Award Agreements that will be issued to Participants under the Plan will include a provision to ensure compliance with these regulations once they are promulgated.

Federal Income Tax Consequences

The following summary of certain federal income tax consequences relating to the Plan is based upon the laws and regulations currently in effect and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the Plan will vary depending upon the specific facts and circumstances involved, and each participant is advised to consult their personal tax advisor with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

●

Nonqualified Stock Options. The grant of a nonqualified stock option generally should not result in taxable income to the participant. At the time of exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price and the Company will be entitled to a corresponding deduction. Gains or losses that the participant realizes upon the sale of the shares acquired on exercise will be treated as capital gains or losses.

●

Incentive Stock Options. The grant of an incentive stock option generally should not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant if at the time of exercise the participant has been employed by the Company at all times beginning on the date the incentive stock option was granted and ending not more than 90 days before the date of exercise. However, the excess of the fair market value of the shares on the date of exercise over the exercise price is an adjustment that is included in the calculation of the participant's alternative minimum tax liability for the year the shares are sold.  If the participant does not sell the shares acquired on exercise within two years from the date of grant and one year from the date of exercise then on the sale of the shares any amount realized in excess of the exercise price will be taxed as capital gain. If the amount realized in the sale is less than the exercise price, then the participant will recognize a capital loss. If these holding requirements are not met, then at the time the shares are sold the participant generally will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized on the sale of the shares over the exercise price, and the Company will be entitled to a corresponding deduction.

●

Stock Appreciation Rights. The grant of a SAR generally should not result in taxable income to the participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received or the fair market value of the shares received, and the Company will be entitled to a corresponding deduction. If a SAR is settled in shares, then when the shares are sold the participant will recognize capital gain or loss in an amount equal to the difference between the sale price and the amount recognized at exercise. Whether this gain or loss is a long-term or short-term gain or loss will depend upon the participant’s holding period for the shares.

●

Restricted Stock and Performance Stock. Unless a participant makes an election to accelerate the recognition of income to the grant date (as described below), the grant of a restricted stock or performance share award will not result in taxable income to the participant. When the restrictions lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the vesting date over the amount paid for the shares, if any, and the Company will be entitled to a corresponding deduction.  If the participant makes an election under Section 83(b) of the Internal Revenue Code (the Code) within thirty days after the grant date, the participant will recognize ordinary income as of the grant date in an amount equal to the fair market value of the shares on the grant date over the amount paid, if any, and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates. If the shares are later forfeited, however, the participant will not be able to recover any taxes paid.

●

Restricted Stock Units. The grant of a restricted stock unit generally should not result in taxable income to the participant. When the restricted stock unit is settled, the participant will recognize ordinary income in an amount equal to the fair market value of the shares or the amount of cash received on settlement and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates.

●

Section 409A. Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Section 409A of the Code, while others are exempt. If an award is subject to Section 409A of the Code and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the participant may be subject to a 20% penalty tax and, in some cases, interest penalties. The Plan and awards granted under the Plan are intended to be exempt from or conform to the requirements of Section 409A of the Code.

Plan Benefits

Awards under the Plan will be granted in amounts and to individuals as determined by the Compensation Committee in its discretion. Therefore, the benefits or amounts that will be received by employees, officers, and directors under the Plan cannot be determined in advance. However, in fiscal years 2021 and 2022, the Board approved the following grants with the intent that such awards be subject to the 2010 Plan.

Fiscal Year 2021

Name and Position	Compensation Value ($)	Number of Common or Restricted Shares
Ralph J. Lober II President and Chief Executive Officer	$54,149	3,449
Renee K. Wood Executive Vice President, Chief Financial Officer/Treasurer and Corporate Secretary	$23,236	1,480
Scott E. Dodds Executive Vice President, Senior Loan Officer	$22,718	1,447
Executive Officer Group	$37,884	2,413
Non-Executive Officer Director Group	$39,093	2,490
Non-Executive Officer Employee Group	$19,515	1,243

Fiscal Year 2022

Name and Position	Compensation Value ($)	Number of Common or Restricted Shares
Ralph J. Lober II President and Chief Executive Officer	$124,542	5,661
Renee K. Wood Executive Vice President, Chief Financial Officer/Treasurer and Corporate Secretary	$50,270	2,285
Scott E. Dodds Executive Vice President, Senior Loan Officer	$50,006	2,273
Executive Officer Group	$87,648	3,984
Non-Executive Officer Director Group	$91,740	4,170
Non-Executive Officer Employee Group	$48,356	2,198

Equity Compensation Plan Information

The following table provides certain information as of June 30, 2022 about Company common stock that may be issued under the Company’s equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities issuable under outstanding options, warrants and rights)
Plans approved by shareholders – 2010 Plan(1)	—	—	—
Plans not approved by shareholders	—	—	—
Total	—	—	—

(1) The 2010 Plan expired on September 7, 2020 so no common stock is available for issuance under the 2010 Plan as of June 30, 2022.

Effective Date and Term

The Plan will become effective retroactively to September 7, 2020 and, unless earlier terminated, will continue until September 7, 2030.

Vote Required

The affirmative vote of holders of a majority of the outstanding common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the adoption of the Plan. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

The Board of Directors recommends that the shareholders vote FOR the proposal to approve the adoption of the Consumers Bancorp Amended and Restated 2010 Omnibus Incentive Plan.

PROPOSAL 3

ADVISORY VOTE ON THE RATIFICATION OF EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act, we are seeking advisory shareholder approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program through the following resolution:

“RESOLVED, that the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement pursuant to Item 402 of SEC Regulation S-K, including in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related executive compensation tables, notes and narratives, is hereby approved on an advisory, non-binding basis.”

Because your vote is non-binding and advisory, the outcome of the vote will not be binding upon the Board of Directors. However, the Compensation Committee and the Board of Directors will seriously consider the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors believes the Company’s compensation structure is effective in aligning the compensation of the executive officers with the Company’s short-term and long-term goals, and that such compensation and incentives are designed to attract, retain, and motivate the executive officers who are directly responsible for the Company’s continued success.

Shareholders are encouraged to carefully review the information provided in this proxy statement regarding the compensation of the Company’s named executive officers in the section captioned “Compensation Discussion and Analysis” of this proxy statement. Currently, the shareholder advisory approval of named executive officer compensation will occur every three years.

The non-binding advisory resolution regarding the compensation of the named executive officers described in this proposal shall be approved if the votes cast in favor of the resolution exceed the votes cast against the resolution. Abstentions will not be counted as either votes cast for or against the resolution. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR the compensation of the named executive officers.

The Board of Directors recommends that the shareholders vote “FOR”

the adoption of the advisory resolution set forth above.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The appointment of the Company’s independent registered public accounting firm is made annually by the Audit Committee. The Audit Committee, with the approval of the Board of Directors, has appointed Plante & Moran, PLLC (Plante Moran) to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023. Although the Company’s shareholders are not required to vote on the appointment of the Company’s independent registered public accounting firm, the Audit Committee and the Board of Directors are submitting the appointment of Plante Moran to the shareholders for ratification as a matter of good corporate governance and because of the important role the Company’s independent registered public accounting firm plays in reviewing the quality and integrity of the Company’s financial statements. The Company has been advised by Plante Moran that they are independently certified public accountants with respect to the Company within the meaning of the Exchange Act and the rules and regulations promulgated thereunder.

Plante Moran audited the Company’s consolidated financial statements as of and for the fiscal year ended June 30, 2022. The Company expects representatives of Plante Moran will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Unless instructed to the contrary, it is intended that proxies will be voted for the ratification of the selection of Plante Moran, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023. Ratification of Plante Moran as the Company’s independent registered public accounting firm will require the affirmative vote of a majority of the shares of common stock present in person or by proxy at the annual meeting. Abstentions will not be counted as votes “FOR” or “AGAINST” this proposal and will have no effect on the outcome of this proposal. Even if the appointment of Plante Moran is ratified by the stockholders, the Audit Committee, in its discretion, could decide to engage another firm if the Audit Committee determines such action is necessary or desirable. If the appointment of Plante Moran is not ratified, the Audit Committee will reconsider the appointment, but may decide to maintain the appointment.

The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of Plante Moran as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2023.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction and Overview

This Compensation Discussion and Analysis provides information regarding the compensation awarded to, earned by, or paid to the named executive officers serving as of June 30, 2022 whose compensation is detailed in this proxy statement. These named executive officers are the President and Chief Executive Officer, Chief Financial Officer, and Senior Loan Officer. The Board of Directors has delegated to the Compensation Committee responsibility for the oversight and administration of the compensation programs. The committee reviews and recommends company benefit and incentive plans and reviews the individual performance of the Chief Executive Officer and executive management.

Compensation Philosophy and Objectives

The objective of the Company’s compensation program is to fairly compensate the executive officers considering their individual performances and their contributions to the performance of the Company, thereby aligning executives’ incentives with shareholder value creation. The compensation philosophy is designed to reward effort and achievement by the officers and provide them with compensation targeted at market competitive levels. The Company’s compensation program includes the following core components: base salary, cash incentive compensation, equity-based awards, and long-term compensation. The Compensation Committee manages all components on an integrated basis with a goal of achieving the following objectives: to attract and retain highly qualified management, to provide shorter-term incentive compensation that varies directly with the Company’s financial performance and to focus management on both annual and long-term goals. The Company believes that, by setting and adjusting these elements, it has the flexibility to offer appropriate incentives to its executive officers.

From time to time, the Compensation Committee utilizes outside consultants to provide analysis regarding our executive compensation program. Typically this is done once every three years. During fiscal year 2021, the Compensation Committee engaged Blanchard Consulting Group to review executive officers’ compensation and to make recommendations regarding the structure of their future compensation packages. Per the Compensation Committee’s instructions, Blanchard performed a market assessment and made recommendations on base salary, incentive pay and benefits for each named executive officer as compared to similar peer banks.

Although the Compensation Committee makes independent determinations on all matters related to compensation of executive officers, certain members of management are requested to attend committee meetings and provide input to the Compensation Committee. Input may be sought from the Chief Executive Officer, human resources, finance, and others as needed to ensure the Compensation Committee has the information and perspective it needs to carry out its duties. The Compensation Committee will seek input from the Chief Executive Officer on matters relating to strategic objectives, company performance goals and input on his assessment of the other executive officers. The Compensation Committee delegates some responsibilities to management to assist in the development of design of the annual incentive compensation program for the Compensation Committee’s consideration. The Compensation Committee does not delegate the determination of compensation of the named executive officers to management.

Components of Compensation

Base Salary

Base salary is a major factor in attracting and retaining key personnel and therefore is the primary component of our executive officer’s compensation. In setting an executive officer’s base salary, the Company considers parameters set by its size and complexity and the salaries offered by peers. The Compensation Committee has adopted the philosophy to target executive compensation to the midpoint of its peer group that was developed for the compensation analysis. The Company’s performance as measured by its results compared to previous years is also considered in determining the overall adjustments to executive officers’ salaries. Specific salaries are adjusted to reflect the contributions of the executive officer to the Company’s operations and the accomplishment of its long-term goals.

Based on a review of the Company’s strategic direction, individual career path objectives and succession planning in conjunction with the broad databases and other publicly available information, the Company believes that its executive compensation practices are in line with its compensation philosophy and objectives described above.

Incentive Compensation

The purpose of the incentive compensation program is to focus executives on achieving and possibly exceeding the Company’s annual performance objectives consistent with safe and sound operations of the Company. Incentive compensation is provided to recognize achievement of annual financial targets and is paid in accordance with the quantitative and qualitative objectives established by the Compensation Committee. In establishing the incentive compensation’s metrics and targets for fiscal year 2022, the Compensation Committee utilized the Company’s budget to set the performance at levels that were determined to be reasonable and achievable. In setting the named executive officers’ awards, the Compensation Committee considered the following core corporate financial measures: net income, efficiency ratio, total delinquency and growth in total loans and deposits.

The following table sets forth the core corporate financial metrics, targets, and actual results for the named executive officers:

	Award Ranges
Metrics	Threshold	Target	Maximum	2022 Actual
Net Income	$9,516,150	$9,716,490	$10,778,292	$11,192,000
Efficiency Ratio	64.06%	62.83%	59.13%	61.10%
Delinquency	0.92%	0.88%	0.72%	0.20%
Gross Loans	$566,108,000	$577,902,000	$619,180,000	$613,008,000
Total Deposits	$818,971,000	$836,033,000	$872,219,000	$886,562,000

For the Chief Executive Officer, a range of 14.0% to 50.0% of salary is tied to these core corporate financial measures. For the Chief Financial Officer and Senior Loan Officer, a range of 11.0% to 40.0% of salary is tied to these core corporate financial measures. Performance was assessed after the end of the performance period and cash incentive payments based on the Company’s performance were made only if one or more financial metrics met or exceeded the targets established by the Compensation Committee.

Based on the above performance measures and the Compensation Committee’s assessment of individual performance, the 2022 cash incentive payments were awarded as follows relative to the 2022 threshold and maximum award ranges:

Named Executive Officer	2022 Threshold Award Value ($)	2022 Maximum Award Value ($)	2022 Actual Cash Incentive Payment ($) (1)
Ralph J. Lober, II	$50,131	$179,041	$152,184
Renee K. Wood	$24,200	$88,000	$76,780
Scott E. Dodds	$23,980	$87,200	$76,082

(1)	The amounts included in this column are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-term Compensation

Long-term compensation includes a qualified retirement plan in the form of a 401(k) Plan, a non-qualified Salary Continuation Program and the 2010 Omnibus Incentive Plan. The Company provides safe harbor contributions under the 401(k) Plan, matching up to 100% of the first 4.0% contributed by the employee. The amount contributed on behalf of the executive officers is determined in accordance with the provisions of the plan applicable to all employees. The Salary Continuation Plan is designed to retain executive and senior management personnel. Participation in the Salary Continuation Plan is limited and recommended by the Compensation Committee and approved by the Board of Directors. From time to time, the Compensation Committee has approved stock awards to all directors, all executive officers and certain other senior management personnel. Stock awards will be made in fiscal year 2022 since the specified performance targets established by the Compensation Committee of return on average assets and median stock price to tangible book value of OTC traded institutions were achieved for fiscal year 2022. The value of the stock award that will be granted to the Chief Executive Officer will be 40% of base salary. The value of the stock award that will be granted to the Chief Financial Officer and Senior Loan Officer will be 25% of each officer’s base salary. Twenty-five percent of the stock awarded will vest on the grant date, which is the end of the performance period, with the remaining vesting 25% per year over a three-year period. These long-term incentive compensation plans are designed to promote a vested interest in the long-term strategic performance goals of the Company and discourage turnover among its executive officers and other employees.

The following table sets forth the cash compensation and certain other compensation paid or earned by the Company’s principal executive officer, principal financial officer, and the next most highly compensated executive officer serving at the end of fiscal year 2022. The individuals listed in this table are sometimes referred to in this Proxy Statement as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	Nonqualified Deferred Compensation Earnings ($)	All Other Comp. ($) (4)	Total ($)
Ralph J. Lober II	2022	$346,404	$250	$124,542	$—	$152,184	$249,759	$16,338	$889,477
President and Chief Executive Officer	2021	301,221	250	54,149	—	155,688	185,664	13,812	710,784

Renee K. Wood	2022	$215,270	$250	$50,270	$—	$76,780	$84,393	$16,415	$443,378
Executive Vice President, Chief Financial Officer/Treasurer	2021	197,271	250	23,236	—	80,432	76,801	9,896	387,886

Scott E. Dodds	2022	$213,503	$250	$50,006	$—	$76,082	$172,220	$21,485	$533,546
Executive Vice President and Senior Loan Officer	2021	195,457	250	22,718	—	80,004	155,297	21,281	475,007

(1)	The amounts in this column represents a $250 Christmas bonus that was paid to each of the named executive officers.

(2)	The amounts in this column are the grant date fair values of awards of restricted stock.

(3)	The amounts in this column reflect cash incentive awards. See the discussion under Compensation Discussion and Analysis – Incentive Compensation.

(4)	All other compensation as reported in this column includes contributions by the Company for each of the named executive officers to the Consumers National Bank 401(k) Savings and Retirement Plan & Trust, dividends on restricted stock, premiums for group term life insurance, corporate secretary compensation and perquisites. The perquisites provided for Mr. Dodds are country club dues. These amounts for fiscal year 2022 are detailed below:

Name	Amounts Contributed to 401(k) Plan	Dividends on Restricted Stock	Group Term Life Insurance	Corporate Secretary Compensation	Perquisites	Total All Other Compensation
Ralph J. Lober II	$13,856	$1,985	$497	$—	$—	$16,338
Renee K. Wood	8,851	1,067	497	6,000	—	16,415
Scott E. Dodds	8,540	1,044	929	—	10,972	21,485

The following table sets forth details about the unvested restricted stock awards held by the named executive officers as of June 30, 2022.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2022

Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Ralph J. Lober II	9/16/2021	—	—	4,246	$81,523
Ralph J. Lober II	9/22/2020	—	—	1,725	33,120
Ralph J. Lober II	9/21/2019	—	—	879	16,877
Renee K. Wood	9/16/2021	—	—	1,714	32,909
Renee K. Wood	9/22/2020	—	—	740	14,208
Renee K. Wood	9/21/2019	—	—	435	8,352
Scott E. Dodds	9/16/2021	—	—	1,705	32,736
Scott E. Dodds	9/22/2020	—	—	723	13,882
Scott E. Dodds	9/21/2019	—	—	425	8,160

(1)	Restricted stock awards vest on the anniversary date of the grant based on a three-year vesting schedule.
(2)

The market value of the awards of restricted stock that have not yet vested was determined by multiplying the closing price of a share of Consumers common stock on June 30, 2022 ($19.20) by the number of shares.

DEFINED CONTRIBUTION PLAN

Under the Consumers National Bank 401(k) Savings and Retirement Plan & Trust (401(k) Plan) as in effect during the fiscal year ended June 30, 2022, Consumers National Bank’s Board of Directors has the discretion and authority to determine the amount to be contributed to the 401(k) Plan. The 401(k) Plan is administered by Consumers National Bank. Each participant in the 401(k) Plan has credited to their account a maximum of 4.0% of their annual salary, provided they have voluntarily contributed the same amount. The 401(k) Plan states that each participant shall be fully vested in the 401(k) Plan immediately upon contribution. Benefits under the 401(k) Plan cannot be estimated for the participants because the benefits are based upon future earnings of Consumers National Bank and future compensation and contributions of the participants. An eligible participant is one who has completed six months of service and has attained the age of 21. At the time of retirement, attainment of age 59 ½, death, disability or other termination of employment, a participant is eligible to receive a distribution of all vested amounts credited to their account in either a single lump sum payment or a series of substantially equal installment payments over a period not longer than the joint life expectancy of the participant and beneficiary. The trustees of the 401(k) Plan are Ralph J. Lober, II and Renee K. Wood.

SALARY CONTINUATION PROGRAM

In September 1995, the Board of Directors of Consumers National Bank adopted a non-qualified salary continuation plan (SCP) to encourage the long-term retention of executives and avoid the cost of turnover. The SCP is considered an unfunded plan for tax and Employee Retirement Income Security Act (ERISA) purposes and all obligations arising under the SCP are payable from the general assets of the Company. Pursuant to the SCP, agreements have been entered into between Consumers National Bank and certain executives and the agreements incorporate covenants against competition, solicitation or disclosure of confidential information. The participants in the SCP are determined by the Board of Directors. SCP agreements have been entered into with Mr. Lober, Ms. Wood and Mr. Dodds and are collectively referred to as the “SCP Agreements.”

The SCP Agreements provide such executives (and, in the event of the executive’s death, surviving beneficiary) with 180 months of salary continuation payments equal to a certain percentage of an executive’s average compensation, as defined within each agreement, using three full calendar years prior to Normal Retirement Age. For purposes of the SCP Agreements, “Normal Retirement Age” means the executive’s 65th birthday. Vesting under the SCP Agreements commences at various ages and is prorated until age 65. If any of the executives die during active service, the executive’s beneficiary is entitled to the Normal Retirement Benefit. The executive can become fully vested in the Accrual Balance upon termination of employment following a disability. Following a change in control of the Company, the benefit paid to the named executive officers will be equal to the sum of a specified multiple of (a) the Executive’s Base Salary in effect immediately preceding the termination of employment (b) the incentive compensation paid to the Executive during the immediately preceding calendar year and (c) the equity compensation paid to the Executive during the immediately preceding calendar year; plus 100% of the Accrual Balance determined as of the end of the month preceding termination of employment. For Mr. Lober, the specified multiple is 2.99 times and for Mr. Dodds and Ms. Wood the specified multiple is 2.0 times. All the remaining executives participating in the SCP can become fully vested in the Accrual Balance upon termination of employment following a change in control of the Company. For purposes of these SCP Agreements, “Accrual Balance” means the liability that should be accrued by the Company for the Company’s obligation to the executive under the SCP Agreements. For purposes of calculating the Accrual Balance, the discount rate in effect on June 30, 2022 and 2021 was 3.0%.

PENSION BENEFITS

Name	Plan Name	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Ralph J. Lober, II	Salary Continuation Program	$1,236,544	$—
Renee K. Wood	Salary Continuation Program	$459,771	$—
Scott E. Dodds	Salary Continuation Program	$496,796	$—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company is not party to any change in control agreements with its current named executive officers. Under the Salary Continuation Program, Mr. Lober would have received a payment of $2,976,663, Ms. Wood would have received $1,123,212 and Mr. Dodds would have received $1,154,435 as of June 30, 2022, if a change of control and a termination of their employment had occurred. No participant will receive a benefit payment under the Salary Continuation Program if they are terminated for cause.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, certain of its officers and persons who own more than 10% of its registered equity securities to file reports with the Securities and Exchange Commission indicating their holdings of, and transactions in, the Company’s equity securities. Based solely on a review of the copies of such reports it received, and written representations from reporting persons, the Company believes that during the fiscal year ended June 30, 2022, its reporting persons complied with all Section 16(a) filing requirements.

CERTAIN TRANSACTIONS AND RELATIONSHIPS AND LEGAL PROCEEDINGS

Directors and executive officers of Consumers Bancorp and Consumers National Bank and their associates were customers of, or had transactions with, Consumers Bancorp or Consumers National Bank in the ordinary course of business during the fiscal years ended June 30, 2021 and June 30, 2022. Transactions with these persons are expected to continue to take place in the future. In the ordinary course of business, loans are made to officers and directors on substantially the same terms as those prevailing at the same time for comparable transactions with unrelated third parties. Such loans do not, and will not, involve more than the normal risk of collectability or present other unfavorable features.

Consumers National Bank is party to an operating lease agreement for the Malvern Branch location with Furey Holdings, LLC. Mr. Furey, a director, is the managing member of Furey Holdings, LLC. The lease commenced on December 23, 2005, with an original term of ten years. The initial term of the lease has ended and now the renewal term expires on December 23, 2023. Lease payments for the fiscal years ended June 30, 2021 and June 30, 2022 totaled $36,007 in each respective fiscal year and the aggregate amount of lease payments until the end of the renewal term of the lease are estimated to be $54,011. This leasing arrangement and the terms of the lease were unanimously approved by directors without an interest in the transaction.

Mr. Kiko, a director, is associated with Kiko Auctioneers and Kiko Realty. In the ordinary course of business, the Company has retained the services of Kiko Auctioneers and Kiko Realty to liquidate property and may continue to retain their services in the future. The value of the services received from each of Kiko Auctioneers and Kiko Realty was less than $120,000 in each of the 2021 and 2022 fiscal years.

There are no family relationships among directors and executive officers that require disclosure.

Each officer and director are expected to bring any relationship or transaction with the Company in which he or she has a direct or indirect interest to the attention of the Board of Directors. The non-interested directors review the transaction and consider, among other things, whether the transaction impacts the independence of any independent Board member, whether the related party’s interest in the transaction is material and whether the terms of the transaction are comparable to those that could be negotiated with an unrelated third party.

AUDIT COMMITTEE REPORT

Consumers Bancorp’s Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended June 30, 2022. In addition, the Audit Committee has discussed with Plante & Moran, PLLC (Plante Moran), the independent registered public accounting firm for Consumers Bancorp, the matters required by PCAOB Auditing Standard No. 16, as amended (AICPA, Professional Standards, Vo. 1. AU 380) and Rule 2-07, Communication with Audit Committees, of Regulation S-X.

With respect to the Company’s independent registered public accounting firm, the Committee, among other things, discussed with Plante Moran matters relating to its independence and received from Plante Moran the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence. The Audit Committee has discussed with Plante Moran its independence from Consumers Bancorp.

Based on the foregoing discussions and reviews, the Audit Committee has recommended to Consumers Bancorp’s Board of Directors that the audited financial statements be included in Consumers Bancorp’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 for filing with the Securities and Exchange Commission.

Respectfully Submitted,
The Audit Committee

Mr. Paden, Chairman
Ms. L’Italien
Mr. Parkinson
Mr. Schmuck

Independent Registered Public Accounting Firm

Plante & Moran, PLLC (Plante Moran) audited the Company’s consolidated financial statements for the fiscal year ended June 30, 2022. Plante Moran’s engagement was recommended and approved by the Audit Committee and approved by the Board of Directors. Plante Moran is selected as Consumers’ independent registered public accountant for fiscal year 2023. Representatives of Plante Moran will attend the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

Principal Accounting Fees and Services

The Audit Committee has sole responsibility, in consultation with management, for approving the terms and fees for the engagement of the independent auditors for audits of the Company’s financial statements. In addition, the Audit Committee has sole responsibility for determining whether and under what circumstances the Company’s independent auditors may be engaged to perform audit-related services and must pre-approve 100% of any audit and non-audit related service performed by the independent auditors.

Plante Moran billed the Company $131,400 and $107,900 for the fiscal years ended June 30, 2022 and June 30, 2021, respectively. The table below sets forth the aggregate fees billed by Plante Moran for services rendered to the Company and its affiliates for the fiscal years 2022 and 2021.

	Audit Fees	Audit- Related Fees	Tax Fees	All Other Fees
2022	$120,650	$—	$10,750	$—
2021	$91,500	$2,400	$14,000	$—

The “Tax Fees” for 2022 and 2021 related principally to filing, compliance and tax strategy planning.

The “Audit-Related Fees” in fiscal year 2021 included audit-related consulting fees.

SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2023 Annual Meeting of Shareholders and who wishes to have the proposal included in Consumers Bancorp’s proxy statement and form of proxy for that meeting must deliver the proposal to Consumers Bancorp at its executive offices, 614 East Lincoln Way, Minerva, OH 44657, not later than May 25, 2023.

Any shareholder who intends to present a proposal, other than as set forth above, at the 2023 Annual Meeting of Shareholders other than for inclusion in Consumers Bancorp’s proxy statement and form of proxy must deliver the proposal to Consumers Bancorp at its executive offices, 614 East Lincoln Way, Minerva, OH 44657, not later than August 8, 2023, or such proposal will be untimely. Consumers Bancorp reserves the right to exercise discretionary voting authority on the proposal if a shareholder has failed to submit the proposal by August 8, 2023.

SHAREHOLDER COMMUNICATIONS

Any shareholder may send communications to the Board of Directors through the Company’s Corporate Secretary, Consumers Bancorp, Inc., 614 East Lincoln Way, P.O. Box 256, Minerva, Ohio 44657. Communications sent by qualified shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors, or the appropriate committee, as soon as practicable. Shareholders may also send communications to the presiding non-management director of the Board by sending correspondence to Audit Chairman, Consumers Bancorp, Inc., 614 East Lincoln Way, P.O. Box 256, Minerva, Ohio 44657.

FORM 10-K ANNUAL REPORT

The Form 10-K Annual Report for the fiscal year ended June 30, 2022 has been mailed concurrently with this Proxy Statement to shareholders of record. The Form 10-K Annual Report does not constitute a part of the proxy material. Shareholders may request a copy of any of the Company’s filings at no cost by writing or e-mailing the Company at the following address or e-mail address: Consumers Bancorp, Inc., Attn: Renee Wood, 614 East Lincoln Way, Minerva, Ohio 44657 or e-mail to shareholderrelations@consumers.bank.

OTHER BUSINESS

The Board of Directors is not aware of any business to be addressed at the meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the common shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting the proxies.

CUMULATIVE VOTING

Under the General Corporation Law of Ohio, if a shareholder desires cumulative voting for election of the directors, then the shareholder must provide written notice to the President, a Vice President, or the Secretary of Consumers Bancorp not less than 48 hours before the time fixed for holding the Annual Meeting. Upon announcement of this notice at the Annual Meeting, each shareholder will have cumulative voting rights. Cumulative voting means that each shareholder may cast as many votes in the election of directors as the number of directors to be elected multiplied by the number of shares held. The votes may be cast for one nominee or distributed among as many nominees as the shareholder desires.

At this time, it is not known whether there will be cumulative voting for the election of directors at the meeting. If the election of directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment, unless authority to vote for any or all nominees is withheld.

By Order of the Board of Directors

Laurie L. McClellan
Chairman

Minerva, Ohio

September 15, 2022

Exhibit A

CONSUMERS BANCORP

AMENDED AND RESTATED 2010 OMNIBUS INCENTIVE PLAN

Section 1.01.  Establishment of the Plan.  Consumers Bancorp, Inc. hereby establishes an equity-based incentive compensation plan, to be known as the Consumers Bancorp Amended and Restated 2010 Omnibus Incentive Plan (“Plan”), amended and restated effective September 7, 2020. The Plan was initially approved by the shareholders of the Company on October 27, 2010. This amendment and restatement of the Plan was adopted by the Company’s Board on August 11, 2022, contingent on shareholder approval, and it became effective retroactively to September 7, 2020.

Section 1.02. Purpose. The purposes of this Plan are to promote the interests of Consumers Bancorp and its shareholders by (i) attracting and retaining employees and directors of the Company and its Affiliates, as defined below; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

Section 2.  Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean any entity (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company or (ii) in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Other Stock-Based Award or Performance Compensation Award made or granted from time to time hereunder.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or an Affiliate.  If the Participant is not a party to an employment, severance or similar agreement with the Company or an Affiliate in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean: (i) the intentional engagement in any acts or omissions constituting dishonesty, breach of a fiduciary obligation, wrongdoing or misfeasance, in each case, in connection with a Participant’s duties or otherwise during the course of a Participant’s employment or service with the Company or an Affiliate; (ii) the commission of a felony or the indictment for any felony, including, but not limited to, any felony involving fraud, embezzlement, moral turpitude or theft; (iii) the intentional and wrongful damaging of property, contractual interests or business relationships of the Company or an Affiliate; (iv) the intentional and wrongful disclosure of confidential information of the Company or an Affiliate in violation of an agreement with or a policy of the Company or an Affiliate; (v) the continued failure to substantially perform the Participant’s duties for the Company or an Affiliate; or (vi) any intentional conduct contrary to the Company’s or an Affiliate’s written policies or practices.

“Change of Control” shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), (ii) any person or group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, but excluding any director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) cease for any reason to constitute a majority of the Board, then in office.

1

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean a committee of the Board designated by the Board to administer the Plan, which may include such directors as the Board may determine, provided, that at least two directors serving on the Committee qualify as “Nonemployee Directors” (within the meaning of Rule 16b-3) to the extent Rule 16b-3 is applicable to the Company and the Plan.  If at any time such a committee has not been so designated, the Board shall constitute the Committee.

“Company” shall mean Consumers Bancorp, Inc., an Ohio corporation, together with any successor thereto.

“Effective Date” shall have the meaning ascribed to it in Section 16(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to the Shares, as of any date, (1) the closing sale price of the Shares on the stock exchange or over-the-counter market on which the Shares are principally trading on such date, or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (2) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

“Good Reason” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or an Affiliate.  If the Participant is not a party to an employment, severance or similar agreement with the Company or an Affiliate in which such term is defined, then unless otherwise defined in the applicable Award Agreement, for purposes of this Plan, the Participant shall not be entitled to terminate his or her employment or service for Good Reason.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.  Incentive Stock Options may be granted only to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

“Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award.  In no event shall Negative Discretion be exercised by the Committee with respect to any Option or Stock Appreciation Right (other than an Option or Stock Appreciation Right that is intended to be a Performance Compensation Award under Section 11 of the Plan).

“Nonqualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.

“Participant” shall mean any employee of the Company or its Affiliates, or nonemployee director who is a member of the Board or the board of directors of an Affiliate, eligible for an Award under Section 5 of the Plan and selected by the Committee to receive an Award under the Plan.

“Performance Award” shall mean any right granted under Section 9 of the Plan.

“Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

“Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or an Affiliate, division or operational unit of the Company) and shall be limited to the following:  return on net assets, return on shareholders’ equity, return on assets, return on capital, revenue, shareholder returns, profit margin, earnings per Share, net earnings, operating earnings, free cash flow, earnings before interest, taxes, depreciation and amortization, operating expenses, capital expenses, Share price, enterprise value, equity market capitalization, sales or market share or asset quality ratio.

2

“Performance Formula” shall mean, for a Performance Period, one or more objective formulas applied against the relevant Performance Goals to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

“Performance Goals” shall mean, for a Performance Period, one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.  The Committee is authorized at any time during the first ninety (90) days of a Performance Period, or at any time thereafter, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company; or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

“Performance Period” shall mean the one or more periods of time of at least one (1) year in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

“Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, government or political subdivision.

“Plan” shall mean this Amended and Restated Consumers Bancorp 2010 Omnibus Incentive Plan, as set out in this instrument and as hereafter amended from time to time.

“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

“Shares” shall mean the common stock of the Company, no par value, or such other securities of the Company (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b) of the Plan.

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Substitute Awards” shall have the meaning specified in Section 4(c) of the Plan.

Section 3.  Administration.  The Board shall determine the types of Awards that the Company may utilize in any fiscal year in which this Plan remains in place.  Without limiting the right of the Board described in the preceding sentence, the Plan shall be administered by the Committee.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:  (i) designate Participants; (ii) determine whether any Participant shall receive an Award and designate those Awards which shall constitute Performance Compensation Awards; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee (in each case consistent with Section 409A of the Code); (vii) interpret, administer or reconcile any inconsistency, correct any defect, resolve ambiguities and/or supply any omission in the Plan, any Award Agreement, and any other instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

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(a)      Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.

(b)      The mere fact that a Committee member shall fail to qualify as a “Nonemployee Director” within the meaning of Rule 16b-3 shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(c)      No member of the Committee shall be liable to any Person for any action or determination made in good faith with respect to the Plan or any Award hereunder.

(d)      The Committee may delegate to one or more officers of the Company (or, in the case of awards of Shares, the Board may delegate to a committee made up of one or more directors) the authority to grant awards to Participants who are not executive officers or directors of the Company subject to Section 16 of the Exchange Act or Covered Employees.

Section 4. Shares Available for Awards.

(a)           Shares Available.

(i)            Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed, at any time, 300,000 Shares; and the aggregate number of Shares with respect to which Awards may be granted in any fiscal year shall not exceed 40,000.  The maximum number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 20,000.  The maximum number of Shares with respect to which Options and Stock Appreciation Rights may be granted to any Participant in any fiscal year shall be 20,000 and the maximum number of Shares which may paid to a Participant in the Plan in connection with the settlement of any Award(s) designated as “Performance Compensation Awards” in respect of a single Performance Period shall be 20,000 or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof.

(ii)           Shares covered by an Award granted under the Plan shall not be counted unless and until they are actually issued and delivered to a Participant and, therefore, the total number of Shares available under the Plan as of a given date shall not be reduced by Shares relating to prior Awards that have expired or have been forfeited or canceled, and upon payment in cash of the benefit provided by any Award, any Shares that were covered by such Award will be available for issue hereunder.  Notwithstanding anything to the contrary contained herein: (A) if Shares are tendered or otherwise used in payment of the exercise price of an Option, the total number of Shares covered by the Option being exercised shall reduce the aggregate limit described in Section 4(a)(i); (B) Shares withheld by the Company to satisfy a tax withholding obligation shall count against the aggregate limit described in Section 4(a)(i); and (C) the number of Shares covered by a Stock Appreciation Right, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued to the Participant upon exercise of the Stock Appreciation Right, shall be considered issued or transferred pursuant to the Plan.  If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on fair market value, such Shares will not count against the aggregate limit described in Section 4(a)(i).

(b)           Adjustments.  Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines in its sole discretion that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, which, in the case of Options and Stock Appreciation Rights shall equal the excess, if any, of the Fair Market Value of the Share subject to each such Option or Stock Appreciation Right over the per Share exercise price or grant price of such Option or Stock Appreciation Right.

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(c)           Substitute Awards.  Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines (“Substitute Awards”).  The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

(d)           Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

Section 5.  Eligibility.  Any employee of the Company or any of its Affiliates (including any prospective employee), or nonemployee director who is a member of the Board or the board of directors of an Affiliate, shall be eligible to be selected as a Participant.

Section 6.  Stock Options.

(a)           Grant.  Subject to the terms of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price thereof and the conditions and limitations applicable to the exercise of the Option.  The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonqualified Stock Options, or to grant both types of Options.  In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.  All Options when granted under the Plan are intended to be Nonqualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option.  If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.  No Option shall be exercisable more than ten years from the date of grant.

(b)           Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement and which shall not be less than the Fair Market Value per Share on the date of grant.

(c)           Exercise.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement.  The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d)           Payment.  (i) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefore is received by the Company.  Such payment may be made in cash, or its equivalent, or (x) by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least six months), or (y) subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price.

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(ii)            Wherever in this Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

Section 7.  Stock Appreciation Rights.

(a)           Grant.  Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof.  Stock Appreciation Rights with a grant price equal to or greater than the Fair Market Value per Share as of the date of grant.  In the sole discretion of the Committee, Stock Appreciation Rights may, but need not, be intended to qualify as performance-based compensation in accordance with Section 11 hereof.  Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award.  Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either before, at the same time as the Award or at a later time No Stock Appreciation Right shall be exercisable more than ten years from the date of grant.

(b)           Exercise and Payment.  A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof (which shall not be less than the Fair Market Value on the date of grant).  The Committee shall determine in its sole discretion whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

(c)           Other Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right.  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

Section 8.  Restricted Stock and Restricted Stock Units.

(a)           Grant.  Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

(b)           Transfer Restrictions.  Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements.  Unless otherwise directed by the Committee, (i) certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company, or (ii) Shares of Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Shares of Restricted Stock.  Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall, as applicable, either deliver such certificates to the Participant or the Participant’s legal representative or the transfer agent shall remove the restrictions relating to the transfer of such Shares.  Similarly, if the value of any Restricted Stock Unit is paid in Shares, the Company shall, as applicable, deliver certificates reflecting such Shares to the Participant or the Participant’s legal representative or the transfer agent.

(c)           Payment.  Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.  Dividends paid on any Shares of Restricted Stock shall be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Stock pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.

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Section 9.  Performance Awards.

(a)           Grant.  The Committee shall have sole authority to determine the Participants who shall receive a “Performance Award”, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such Performance Goals during such Performance Periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

(b)           Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

(c)           Payment of Performance Awards.  Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period as set forth in the Award Agreement on the date of grant.

Section 10.  Other Stock-Based Awards.

(a)           General. The Committee shall have authority to grant to Participants an “Other Stock-Based Award”, which shall consist of any right which is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan.

(b)           Dividend Equivalents.  In the sole discretion of the Committee, an Award (other than Options or Stock Appreciation Rights), whether made as an Other Stock-Based Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis; provided, that in the case of Awards with respect to which any applicable Performance Criteria have not been achieved, dividend equivalents may be paid only on a deferred basis, to the extent the underlying Award vests.

Section 11.  Performance Compensation Awards.

(a)           General. The Committee shall have the authority, at the time of grant of any Award described in Sections 6 through 10 of the Plan (other than Options and Stock Appreciation Rights), to designate such Award as a Performance Compensation Award.

(b)           Eligibility.  The Committee will, in its sole discretion, designate within the first ninety (90) days of a Performance Period or longer, within the maximum period allowed under Section 409A of the Code which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. Designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance, Compensation Award for such Performance Period.  The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11.  Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c)           Discretion of Committee with Respect to Performance Compensation Awards.  With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) is/are to apply to the Company and the Performance Formula.  Within the first ninety (90) days of a Performance Period or longer, within the maximum period allowed under Section 409A of the Code, the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

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(d)           Payment of Performance Compensation Awards.  (i) Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)            Limitation.  A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii)           Determination.  Following the completion of a Performance Period, the Committee shall meet to review and determine whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula.  The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate.

(iv)          Negative Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.

(v)          Timing of Award Payments.  The Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by this Section 11; provided that in no event shall any Award granted for a Performance Period be paid later than the fifteenth day of the fourth month following the end of such Performance Period.

(vi)           Maximum Award Payable.  Notwithstanding any provision contained in the Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 20,000 Shares or, in the event the Performance Compensation Award is paid in cash, the equivalent cash value thereof on the last day of the Performance Period to which such Award relates. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in Shares, by an amount greater than the appreciation of a Share from the date such Award is deferred to the payment date.

Section 12.  Amendment and Termination.

(a)           Amendments to the Plan.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that if an amendment to the Plan that (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Shares are traded or quoted, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

(b)           Amendments to Awards.  The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

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(c)           Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee is hereby authorized to make equitable adjustments in the terms and conditions of, and the criteria included in, all outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)           Repricing.  Except in connection with a corporate transaction or event described in Section 4(b) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of Options or the grant price of Stock Appreciation Rights, or cancel Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price or grant price, as applicable, that is less than the exercise price of the original Options or grant price of the original Stock Appreciation Rights, as applicable, without shareholder approval.

Section 13.  Change of Control.

(a)           Except as otherwise provided in an Award Agreement or by the Committee in a written resolution at the date of grant, to the extent outstanding Awards granted under this Plan are not assumed, converted or replaced by the resulting entity in the event of a Change of Control, all outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable, and any specified Performance Goals with respect to outstanding Awards shall be deemed to be satisfied at target.

(b)           Except as otherwise provided in an Award Agreement or by the Committee in a written resolution at the date of grant or thereafter, to the extent outstanding Awards granted under this Plan are assumed, converted or replaced by the resulting entity in the event of a Change of Control, (i) any outstanding Awards that are subject to Performance Goals shall be converted by the resulting entity as if target performance had been achieved as of the date of the Change of Control, (ii) each Performance Award or Performance Compensation Award with service requirements shall continue to vest with respect to such requirements during the remaining period set forth in the Award Agreement, and (iii) all other Awards shall continue to vest (and/or the restrictions thereon shall continue to lapse) during the remaining period set forth in the Award Agreement.

(c)           Except as otherwise provided in an Award Agreement or by the Committee in a written resolution at the date of grant or thereafter, to the extent outstanding Awards granted under this Plan are either assumed, converted or replaced by the resulting entity in the event of a Change of Control, if a Participant’s employment or service is terminated without Cause by the Company or an Affiliate or a Participant terminates his or her employment or service with the Company or an Affiliate for Good Reason (if applicable), in either case, during the two year period following a Change of Control, all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable.

(d)           Notwithstanding anything in this Plan or any Award Agreement to the contrary, to the extent any provision of this Plan or an Award Agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of (i) a Change of Control, then such payment shall not be made unless such Change of Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A of the Code or (ii) a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a “separation from service” within the meaning of Section 409A of the Code.  Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change of Control or termination of employment or service, but disregarding any future service or performance requirements.

Section 14.  General Provisions.

(a)           Nontransferability.

(i)            Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.

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(ii)           No Award may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance.

(b)           No Rights to Awards.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(c)           Share Certificates.  Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)           Withholding.  (i) A Participant may he required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(i)            Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six (6) months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the option a number of Shares with a Fair Market Value equal to such withholding liability.

(e)           Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall he delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(f)            No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(g)           No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Affiliate.  Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or any applicable employment contract or agreement.

(h)           No Rights as Shareholder.  Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any fights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.  Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Stock.

(i)            Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Ohio, applied without giving effect to its conflict of laws principles.

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(j)            Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(k)           Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.  Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

(l)            No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(m)          No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall he canceled, terminated, or otherwise eliminated.

(n)           Deferrals.  In the event the Committee permits a Participant to defer any Award payable in the form of cash, all such elective deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company.  All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code.

(o)           Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 15.  Compliance with Section 409A of the Code.

(a)           To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, or an exception thereto, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants.  This Plan and any grants made hereunder shall be administered in a manner consistent with this intent.

(b)           Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c)           If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six- (6-) month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, with interest, on the earlier of the first business day of the seventh month or death.

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(d)           Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company shall amend this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code.  In any case, a Participant shall he solely responsible and liable for the satisfaction of all taxes and penalties that may he imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (.including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 16  Term of the Plan.

(a)           Effective Date.  The Plan shall be effective September 7, 2020.

(b)           Expiration Date.  No grant will be made under this Plan more than ten (10) years after the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

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CONSUMERS Bancorp Inc. VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00am, Eastern Time, on October 27, 2022.

Online
Go to **www.envisionreports.com/CBKM** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CBKM

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2022 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends that the shareholders vote FOR all nominees and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Withhold
01 - John W. Parkinson	☐	☐
02 - Frank L. Paden	☐	☐
03 - Michael A. Wheeler	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

1 U P X

03O01C

We encourage you to access and review all the important information contained in the proxy materials before voting.
The 2022 proxy statement and annual report to shareholders are available at www.envisionreports.com/cbkm

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CBKM

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

REVOCABLE PROXY - CONSUMERS BANCORP, INC.

+

Notice of 2022 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — October 27, 2022

The undersigned shareholder of Consumers Bancorp, Inc., hereby appoints Renee Wood and Molly McNally, or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with full power of substitution, to vote all common shares of Consumers Bancorp, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on October 27, 2022, 12:00 pm ET, or at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified hereon.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address – Please print new address below.

Comments – Please print your comments below.

+

CONSUMERS Bancorp Inc. VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2022 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommends that the shareholders vote FOR all nominees and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Withhold
01 - John W. Parkinson	☐	☐
02 - Frank L. Paden	☐	☐
03 - Michael A. Wheeler	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

1 U P X

03O03C

We encourage you to access and review all the important information contained in the proxy materials before voting.
The 2022 proxy statement and annual report to shareholders are available at www.edocumentview.com/cbkm

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY - CONSUMERS BANCORP, INC.

Notice of 2022 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — October 27, 2022

The undersigned shareholder of Consumers Bancorp, Inc., hereby appoints Renee Wood and Molly McNally, or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with full power of substitution, to vote all common shares of Consumers Bancorp, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on October 27, 2022, 12:00 pm ET, or at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified hereon.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)